UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2022

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2022, HCA Healthcare, Inc. (the “Registrant” or the “Parent Guarantor”), HCA Inc., a wholly owned subsidiary of the Registrant (the “Issuer”) and certain subsidiary guarantors of the Issuer (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several initial purchasers named therein (the “Initial Purchasers”), relating to the offering of $1,000,000,000 aggregate principal amount of 3 1/8% senior secured notes due 2027, $500,000,000 aggregate principal amount of 3 3/8% senior secured notes due 2029, $2,000,000,000 aggregate principal amount of 3 5/8% senior secured notes due 2032, $500,000,000 aggregate principal amount of 4 3/8% senior secured notes due 2042 and $2,000,000,000 aggregate principal amount of 4 5/8% senior secured notes due 2052 (collectively, the “Notes”) to the Initial Purchasers.

In the Purchase Agreement, the Issuer, the Parent Guarantor and the Subsidiary Guarantors made customary representations and warranties and agreed to indemnify the Initial Purchasers against various liabilities, including certain liabilities with respect to the Issuer’s offering memorandum relating to the Notes.

The Notes will be guaranteed on a senior unsecured basis by the Parent Guarantor and on a senior secured basis by the Subsidiary Guarantors, consistent with the Issuer’s outstanding senior secured notes. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons, absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

The description of the Purchase Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 10.1.

Item 8.01. Other Events.

The information set forth in Item 1.01 is incorporated by reference herein.

On March 2, 2022, the Registrant announced that the Issuer has priced an offering of the Notes at the maturities, interest rates and aggregate principal amounts set forth above in Item 1.01. The offering of the Notes is expected to be completed on March 9, 2022, subject to customary closing conditions.

The Issuer intends to use the net proceeds from this offering for the redemption of all $1.250 billion outstanding aggregate principal amount of its 4.75% senior secured notes due 2023 and for general corporate purposes, which may include the repayment of other borrowings outstanding under its senior secured asset-based revolving credit facility and the redemption of all or a portion of its 5.875% senior notes due 2023.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Registrant assumes no obligation to update the information included in this press release. Such forward-looking statements include the expected use of proceeds from the offering. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance or occurrence of events and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. More information about potential risks and uncertainties that could affect the Registrant’s business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in the Annual Report on Form 10-K filed by the Registrant with the SEC on February 18, 2022. Unless otherwise required by law, the Registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 2, 2022, among HCA Inc., HCA Healthcare, Inc., the subsidiary guarantors named therein and Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the other several initial purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ John M. Hackett
John M. Hackett
Senior Vice President – Finance and Treasurer

Date: March 3, 2022